Licensing Agreement

            AGREEMENT made this 18th day of June, 2002 by and between Bodyguard Records.com, Inc. P.O. Box 382, Hazlet, New Jersey, USA
   (hereinafter called "Bodyguard") of the one part and Acrobat Music & Media
          Limited PO Box 240, Pinner, Middlesex, HA5-1WQ United Kingdom
                (hereinafter called "Acrobat") of the other part.

WHEREAS, Bodyguard controls all rights in and to certain master recordings known as: "Live From The Budokan, 1977" (hereinafter collectively called "Masters") by the music group "Bay City Rollers" (hereinafter called "Artist")

WHEREAS, Acrobat is desirous of acquiring from Bodyguard all such rights in and to Masters for distribution in Europe, including England, Ireland and Scandinavia, Australia, New Zealand, South Africa and the Far East, except for Japan. (hereinafter called "Licensed Territory" or "Territory").

NOW,  THEREFORE,  in  consideration  of  the  warranties,   representations  and
covenants hereinafter made by the parties hereto, Bodyguard and Acrobat hereby agree as follows:

1. Bodyguard hereby warrants, represents and covenants that it has full rights, power and authority to make this agreement, that Bodyguard has no existing commitments with respect to the Masters in the territories covered by this Agreement and that there exists no adverse claim in and to the Masters, and grants to Acrobat the following rights in and to the Masters for the "Licensed Territory" according to the terms of this Agreement:

     A) The exclusive right to manufacture, or license others to manufacture, from Master phonograms, including compact discs and cassette tapes, and any other audio or sound-carrying reproductions now known or which may hereafter come into existence (hereinafter called "Records"), and to distribute, sell, lend, and broadcast by means of Records covered by this Agreement; for a period of three (3) years and six (6) months.

     B) The exclusive right to use, or license others to use, the names, artwork negatives, likenesses or biographies of the artist whose performances are embodied in the Master for the purpose of advertising, promotion or sale of Records;

     C)   Bodyguard grants to Acrobat, its associates, subsidiaries and nominees
          (1) the right to manufacture, advertise, sell, lease, license or otherwise use or dispose of in any or all fields of use, throughout the Territory, records embodying the performances addressed hereunder and (2) the right to use artist's name and photograph if desired, in connection with the exploitation of said records;

     D) The non-exclusive right to use, or license others to use, Bodyguard's trademarks and logos (hereinafter called "Marks") only on Records or in connection with the marketing thereof, if Acrobat chooses to do so.

2. Acrobat will pay Bodyguard a royalty of fifteen percent (15%) of Acrobat's Gross Income for each record manufactured and "Sold" featuring the recording artist covered by this Agreement for record sales throughout the Territory by Acrobat or its associates or subsidiaries. Regarding Sub-Licensing, Acrobat will pay Bodyguard a royalty of ten percent (10%.)

3. Free Downloads Acrobat may at some point, elect to allow consumers an opportunity to digitally download one Bodyguard approved song, in part or in whole by the Artist for free, as part of a promotional campaign. No compensation shall be paid to Bodyguard or to the Artist for any free digital downloads. Digital Phonorecord Delivery shall be defined in this Agreement as the transmission from a web site of a sound recording saved as a computer file, using compression techniques, downloaded from a web site, directly over the Internet, to the computer of a consumer.

4. Acrobat shall render to Bodyguard an account statement, reflecting the amounts and other necessary items for which Acrobat shall be accountable to Bodyguard hereunder, quarterly within Thirty (30) days after March 31, June 30, September 30 and December 31 of each year covering each immediately preceding quarterly period, and shall pay to Bodyguard all such amounts shown to be due upon the rendition of each quarterly accounting statement to such bank account as Bodyguard may designate. It is understood and agreed that all such amounts shown to be due on each accounting statement represent only such amounts as shall have been received and processed by Acrobat from their retail Distributor(s) by the deadline for processing each such account.

5. Acrobat shall provide Bodyguard, free of charge, with Twelve (12) sample copies of Records released in the Licensed Territory as soon as such copies are available.

6. Within twelve (12) days of the execution of this Agreement, Bodyguard shall deliver to Acrobat a copy of the audio master in compact disc form, so manufacturing may promptly begin.

7-A. Bodyguard may inspect, or appoint its representatives to inspect, upon reasonable notice to Acrobat, at the place of business and during usual business hours of Acrobat, all books, records and other documents relating to this agreement, to the extent necessary to verify the accuracy of the accounting statements and payments hereunder. Such inspection shall be conducted at Bodyguard's own expense.

8-B. Acrobat will present the books and records which are necessary to verify the accuracy of the information in the royalty statement that Bodyguard is questioning. Acrobat shall have no obligation to produce said books and records more than once with respect to each statement rendered to Bodyguard, nor more than once in any calendar year.

9. It is understood and agreed that all tapes, acetates, stampers, mothers, artwork, photographs or duplicates thereof, of Masters and all rights in and to Masters remain the sole and exclusive property of Bodyguard, subject to the rights herein granted by Bodyguard to Acrobat.

10. Upon the expiration or termination of this agreement, all parts, mothers or duplicates thereof, of Masters or artwork negatives shall be, at the option of Bodyguard, either returned to Bodyguard or destroyed under the supervision of such agent as may be designated by Bodyguard.

11. Acrobat may institute or defend any action, suit, claim or otherwise at its sole discretion and expense to protect any right or interest in and to Masters. Any recovery which may be obtained by Acrobat by way of settlement, judgment or otherwise shall be divided equally between Acrobat and Bodyguard, less all of Acrobat's expenses thereof, including reasonable attorney fees.

12. Bodyguard hereby warrants that Bodyguard has no oral or written obligations contracts, or agreements of whatever nature entered into prior to the signing of this Agreement which are now in force and binding and which would in any way interfere with carrying out this Agreement to its full intent and purpose.

13.  Additional Warranties:  Bodyguard also hereby warrants and agrees:


     A) That no materials submitted by Bodyguard will violate any law, or violate or infringe upon the rights of any person, including, without limitation, contractual rights, intellectual property rights, publicity and privacy rights and the rights against libel, defamation and slander;

     B) That the use of artists' name(s), likenesses and biographies shall not infringe upon the rights of any person or entity;

     C) The right to use and publish and to permit others to use and publish the names (including any professional names heretofore adopted), likenesses of and biographical material concerning Bodyguard and the Artist for advertising and trade purposes in connection with the sale and exploitation of the masters and compact discs produced from the masters;

     D) The right to release records manufactured from the masters under the name of Acrobat Music & Media Limited, or any other such trade name or mark as Acrobat may elect;

     E) Acrobat shall have the unlimited, exclusive rights, throughout the Territory to publicly perform or to permit the public performance of the Master Sound Recording by means of radio broadcast, cable transmission, satellite transmission, television broadcast or any other method now or hereafter known, including, without limitation, digital downloading or streaming media delivery.

14. No failure by Acrobat to perform any of its material obligations under this Agreement shall be deemed a material breach of this Agreement until Bodyguard has given Track written notice of such breach and such breach has not been corrected within sixty (60) days after the giving of such notice.

15. Both Bodyguard and Acrobat may Assign this Agreement or any part hereof, or any rights hereunder to any person or entity, upon formally notifying the other party in writing.

16. All Notices and requests shall be in writing and shall be sent by a recognized overnight courier such as the U.S. Postal Service, Federal Express or United Parcel Service. Notices shall be deemed received by signing for receipt of delivery when sent through said overnight courier.

17. The terms set forth in this Agreement constitute the entire Agreement between Bodyguard and Acrobat. All prior negotiations and understandings being merged herein. Both parties represent that no person acting or purporting to act on behalf of either party has made any promises or representations upon which the other party has relied, except those expressly found herein. This Agreement may only be altered by a written instrument executed by both Bodyguard and Acrobat.

18. The relationship between Bodyguard and Acrobat hereunder shall at all times be that of independent contractor; and nothing contained herein shall render or constitute the parties joint venturers, partners or agents of each other. Neither party shall have the right to execute any contract, or incur any obligation for which the other may be liable, or otherwise bind the other; and neither party shall be liable for any representation, act or omission of the other.

19. This Agreement shall be deemed to have been made in the State of New Jersey and its validity, construction, breach, performance and operation shall be governed by the laws of the State of New Jersey applicable to contracts made and to be performed in the State of New Jersey.

20. Any controversy or dispute arising out of, or in connection with, the validity, performance or interpretation of this agreement which the parties hereto are unable to resolve within a reasonable period of time after written notice has been given by either party to the other of the existence of such controversy or dispute may be submitted to arbitration by either party and, if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the rules of The American Arbitration Association. The decision by the arbitrators shall be binding and conclusive upon both parties hereto, their successors and assigns. The parties agree that the venue for arbitration will be Bergen County, New Jersey, USA.

21. Bodyguard and Acrobat hereby accept and agree to the terms of this Agreement, and acknowledge receipt of this Agreement. Both parties understand and agree that facsimile (fax) signatures shall constitute original signatures for all purposes relating to this Agreement, if used.


IN WITNESS THEREOF, the parties hereto have executed this agreement the day and year first above written.



Bodyguard Records.com, Inc.                    Acrobat Music & Media Limited



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Signature                                      Signature




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Print Name & Title                             Print Name & Title